As filed with the Securities and Exchange Commission on March 14, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVINGER, INC.

(Exact name of Registrant as specified in its charter)

Delaware	20-8873453
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

400 Chesapeake Drive

Redwood City, California 94063

(Address of principal executive offices including zip code)

2015 EQUITY INCENTIVE PLAN

2015 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Jeffrey M. Soinski

Chief Executive Officer

Avinger, Inc.

400 Chesapeake Drive

Redwood City, California 94063

(650) 241-7900

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Philip H. Oettinger, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer ☐	Accelerated filer☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Maximum Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.001 par value, reserved for issuance pursuant to 2015 Equity Incentive Plan	1,188,801 shares	(2)	$2.05	(4)	$2,437,042.05	$282.46
Common Stock $0.001 par value, reserved for issuance pursuant to 2015 Employee Stock Purchase Plan	356,640 shares	(3)	$1.75	(5)	$624,120.00	$72.34
TOTAL	1,545,441 shares		—		$3,061,162.05	$354.80

(1)          Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of Avinger, Inc.’s (the “Registrant”) common stock that become issuable under the Registrant’s 2015 Equity Incentive Plan (“2015 Plan”) and the Registrant’s 2015 Employee Stock Purchase Plan (“2015 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)          Represents an automatic annual increase of 1,188,801 shares on January 1, 2017 to the number of shares of the Registrant’s common stock reserved for issuance under, and which annual increase is provided for in, the 2015 Plan.

(3)          Represents an automatic annual increase of 356,640 shares on January 1, 2017 to the number of shares of the Registrant’s common stock reserved for issuance under, and which annual increase is provided for in, the 2015 ESPP.

(4)          Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $2.05 per share, which represents the average of the high and low prices of the common stock as reported in The Nasdaq Global Market on March 10, 2017.

(5)          Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $1.75 per share, which represents 85% of the average of the high and low sale prices of the Registrant’s common stock as reported on the Nasdaq Global Market on March 10, 2017. Pursuant to the 2015 ESPP, which plan is incorporated by reference herein, the purchase price of the shares of the Registrant’s common stock will be 85% of the lower of the fair market value of the Registrant’s common stock on the first day of the offering period or on the exercise date.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                     Incorporation of Documents by Reference.

Avinger, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(1)         The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on March 14, 2017 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (File No. 000-36817);

(2)         All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above (other than information in any Current Report on Form 8-K deemed to have been furnished and not filed in accordance with the rules of the Commission and, except as may be noted in any such Form 8-K, exhibits filed on such Form 8-K that are related to such information); and

(3)         The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-36817) filed with the Commission on January 27, 2015 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                     Description of Securities.

Not applicable.

Item 5.                     Interests of Named Experts and Counsel.

The validity of the issuance of the shares of the Registrant’s common stock offered hereby has been passed upon by Wilson Sonsini Goodrich & Rosati, P.C. (“WSGR”). An investment fund associated with WSGR beneficially owns 4,921 shares of the Registrant’s common stock.

Item 6.                     Indemnification of Directors and Officers.

The Registrant’s amended and restated certificate of incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of the Registrant’s directors and executive officers for monetary damages for breach of their fiduciary duties as directors or officers. The Registrant’s amended and restated certificate of incorporation and bylaws provide that the Registrant must indemnify its directors and executive officers and may indemnify its employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

The Registrant has entered into indemnification agreements with its directors and executive officers in addition to the indemnification provided for in its amended and restated certificate of incorporation and bylaws and intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Registrant has purchased and intends to maintain insurance on behalf of each and any person who is or was a director or officer of the Registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

See also the undertakings set out in response to Item 9 herein.

Item 7.                     Exemption from Registration Claimed.

Not applicable.

Item 8.                     Exhibits.

See Exhibit Index immediately following the Signature Page.

Item 9.                     Undertakings.

A.                                    The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.                                    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.                                    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on March 14, 2017.

AVINGER, INC.

By:	/s/ JEFFREY M. SOINSKI
Jeffrey M. Soinski
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey M. Soinski and Matthew B. Ferguson, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, in any and all capacities, for each to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 and the Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY M. SOINSKI	Chief Executive Officer (Principal Executive Officer); Director	March 14, 2017
Jeffrey M. Soinski

	Chief Financial Officer and Chief Business Officer (Principal Financial and Accounting Officer)	March 14, 2017
/s/ MATTHEW B. FERGUSON
Matthew B. Ferguson

/s/ JOHN B. SIMPSON	Executive Chairman of the Board of Directors; Director	March 14, 2017
John B. Simpson, Ph.D., M.D.

/s/ DONALD A. LUCAS	Director	March 14, 2017
Donald A. Lucas

/s/ JAMES B MCELWEE	Director	March 14, 2017
James B. McElwee

/s/ JAMES G. CULLEN	Director	March 14, 2017
James G. Cullen

/s/ THOMAS J. FOGARTY	Director	March 14, 2017
Thomas J. Fogarty

INDEX TO EXHIBITS

Exhibit Number	Description
4.1(1)	Amended and Restated Specimen Common Stock certificate.
4.2(2)	2015 Equity Incentive Plan.
4.3(3)	2015 Employee Stock Purchase Plan.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)
24.1	Power of Attorney (contained on signature page hereto)

(1)         Incorporated by reference to Exhibit 4.1 filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-201322), filed with the Commission on January 28, 2015.

(2)         Incorporated by reference to Exhibit 10.4 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-201322), filed with the Commission on January 20, 2015.

(3)         Incorporated by reference to Exhibit 10.7 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-201322), filed with the Commission on January 20, 2015.